UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 7, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On October 8, 2018, Axalta Coating Systems Ltd. (“Axalta” or the “Company”) issued a press release announcing the appointment of Robert W. Bryant to the position of interim Chief Executive Officer, the resignation of Terrence S. Hahn from the positions of Chief Executive Officer and President and his departure from the Company’s Board of Directors (the “Board”) (as described below) and that the Company reaffirmed its Adjusted EBITDA guidance for the third quarter of 2018. A copy of the press release is furnished as Exhibit 99.1 hereto. The information contained in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Terrence S. Hahn as Chief Executive Officer and President
On October 7, 2018, Mr. Hahn resigned by mutual agreement with the Board from the positions of Chief Executive Officer and President, effective immediately, following an investigation by outside counsel into conduct by Mr. Hahn unrelated to financial matters that Axalta believes was inconsistent with Company policies. In connection with his resignation, Mr. Hahn vacated his position on the Board.
Appointment of Robert W. Bryant as interim Chief Executive Officer and Sean M. Lannon as interim Chief Financial Officer
On October 7, 2018, the Board appointed Mr. Bryant, Axalta’s Executive Vice President and Chief Financial Officer, to serve in the additional role of interim Chief Executive Officer, and on October 12, 2018 the Board appointed Sean M. Lannon, Axalta’s Vice President, Corporate Finance and Global Controller, to serve as interim Chief Financial Officer.
Mr. Bryant, age 50, has served as Executive Vice President and Chief Financial Officer of Axalta since 2013. He was previously Chief Financial Officer and Senior Vice President of Roll Global LLC. Before joining Roll Global in 2007, he was Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V. Mr. Bryant graduated summa cum laude and Phi Beta Kappa with a B.A. degree in Economics from the University of Florida and received his M.B.A. degree with a concentration in Finance from the Harvard Business School.
Mr. Lannon, age 40, has served as Vice President, Corporate Finance and Global Controller of Axalta since 2016, and was Vice President and Global Controller from 2013 until that promotion. Previously, Mr. Lannon served as the Vice President, Global Controller of Trinseo. Prior to joining Trinseo in 2011, he was the Senior Manager, Financial Reporting at Endo Pharmaceuticals. Mr. Lannon began his career at PricewaterhouseCoopers where he spent more than nine years within the organization’s Assurance Practice. Mr. Lannon graduated with a B.A. in Accounting from Philadelphia University.
There are no arrangements or understandings between Mr. Bryant or Mr. Lannon and any other persons pursuant to which Mr. Bryant and Mr. Lannon were named as interim Chief Executive Officer and interim Chief Financial Officer, respectively. There are no transactions between Mr. Bryant or Mr. Lannon and Axalta that would be reportable under Item 404(a) of Regulation S-K. Mr. Bryant has previously entered into an Executive Restrictive Covenant and Severance Agreement with Axalta, the form of which was filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2018 as Exhibit 10.57 to Axalta’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-36733). In addition, Mr. Bryant has previously entered into Axalta’s standard form of Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to Axalta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	October 12, 2018	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate/Government Affairs & Corporate Secretary